EXHIBIT 99.1

              INTERLINK FILES FIRST AND SECOND QUARTER 2006 REPORTS

CAMARILLO, CALIFORNIA, NOVEMBER 16, 2006 - Interlink Electronics, Inc. (OTC:LINK.PK) today announced the filing with the Securities and Exchange Commission of its reports on Form 10-Q for the quarters ending March 31, and June 30, 2006. "We continue to make progress with our filings, which were delayed because of the need to restate results for prior periods, " said E. Michael Thoben III, Interlink's Chairman and Chief Executive Officer . "We completed the first step by filing our 2005 10-K on July 24, 2006. With today's filings we complete another step toward a schedule of timely filings in the future. We expect our 10-Q for the Quarter ended September 30, 2006 to be filed next month and then the timely filing of our 2006 10K." The Company expects to resume holding quarterly conference calls when it reports the results of the third quarter of 2006.

Mr. Thoben continued, "Consistent with our previous guidance, revenue in the first quarter was $8.5 million, down from $9.3 million in the first quarter of 2005 and consistent with the $8.5 million in the 2005 fourth quarter. Revenue in the second quarter of 2006 was also $8.5 million, down from $10.3 million in the comparable 2005 quarter and down slightly from the 2006 first quarter. The declines in revenue reflect the results of the previously announced restructuring of our OEM remote business and our de-emphasis of the less profitable presentation projector remote control business. This shift towards higher margin businesses resulted in a 27% decline on our OEM remote business the first six months this year. However, as previously indicated, we expect to see revenue from our other business segments remain strong and thus result in revenue and earnings improvements beginning in Q3 of this year.

Gross profit for the quarter ended March 31 was $3.7 million and for the quarter ended June 30, 2006 was $2.0 million. In comparison to first and second quarter 2005 results, these figures represent an increase of $0.4 million and $0.1 million, respectively. Both increases, achieved in the face of lower overall revenues, reflect improvements in margins resulting from our restructuring decisions. The decrease in gross profit between the first and second quarters of 2006 is primarily due to a lower gross profit margin in our Japanese subsidiary and higher indirect manufacturing costs associated with new product introductions in the second quarter of 2006. We expect consolidated gross margins to continue to fluctuate from quarter to quarter, but not at rates reflected by the first and second quarters of 2006."


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Operating  expenses  in the first  quarter  of 2006 were $6.3  million,  up $2.6 million from the first quarter of 2005 and $1.9M from the fourth quarter of 2005. For the second quarter of 2006, operating expenses were $5.7 million, up $1.8 million from the comparable 2005 quarter but down $0.6 million from the prior quarter. The increased level of operating expense in 2006 generally reflects increases in administrative costs to support an enhanced financial and accounting structure as well as increases in research and development and selling costs to support growth in the Company's developing business segments. A
significant   portion  of  the  increased  costs  reflect  allocation  to  these categories of non-cash expense relating to stock options as required under Statement on Financial Accounting Standard 123R (SFAS 123R).

This non-cash expense related to SFAS 123R totaled $2.1M for the six months ended June 30, 2006, with approx $1.1M occurring in each of the first and second quarters of 2006 respectively. This amount is allocated among the specific expense line items in our consolidated operating statement with $404,000 allocated to cost of sales, $448,000 allocated to research and development and $1,292,000 allocated to selling, general and administrative, in each case for the six-month period.

The Company had a net loss of $2.6 million in the 2006 first quarter, $2.2 million more than the loss realized in the comparable 2005 period but $0.7 million less than the net loss in the fourth quarter of 2005. The second quarter 2006 net loss was $3.6 million, $1.7 million more than the comparable prior year period and $1.0 million over the prior quarter.

Operations continued to use cash throughout the periods reported due to lower revenues and higher than normal operating expenses. Cash, cash equivalents and short-term investments declined from $13.9 million as of December 31, 2005 to $8.3 million at June 30, 2006. The use of cash primarily reflects the cash portion of the Company's losses for the periods as well as costs required to fund actual and prospective growth in its growth segments.

"For the third quarter of 2006, we anticipate revenues to be in excess of $9 million" said Mr. Thoben. "With this improvement in revenue, we would also expect a smaller loss and a reduction of our rate of cash consumption. In the fourth quarter we look for an even stronger sequential revenue growth and marked improvements in our overall financial results."

Mr. Thoben continued, "While expecting that our 2006 second half operating results will reflect noteworthy and measurable improvements, we also expect to use additional cash, at a diminishing rate, over the next few quarters. We will therefore be exploring ways of reinforcing our cash position to sustain our planned growth. Over time, cash should improve as we continue to build our revenue streams with higher margin businesses and legal and


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accounting costs decline."

"The last several quarters have been difficult for all of us, yet I believe we are taking the necessary steps that will produce growth in revenues and profitability going forward," Mr. Thoben said. "In addition to improving our operating performance, we are making investments in our corporate infrastructure and seeing measurable progress in the markets we believe represent the greatest opportunities for sustained and profitable growth. As evidence of this progress, the current backlog in our e-Transactions business is at an all time high and our product road map for this segment has never looked more promising. Our Branded Products business continues its 2006 sequential quarterly growth, with strong margins and a well managed channel inventory. In Specialty Products our "MicroNav Technology" also continues to show great promise."

Recent Highlights:

- OCTOBER 10, 2006 - INTERLINK ELECTRONICS NAMED ONE OF DELOITTE'S TECHNOLOGY FAST 50 - Marking its fifth year in the last ten, Interlink Electronics was named as one of Delotitte's Technology Fastest growing companies in Southern California.

- SEPTEMBER 14, 2006 - INTERLINK ELECTRONICS' NEW E-SIGNATURE CAPTURE DEVICE, EPAD LS - Designed for businesses that need to provide highly interactive and secure signature processes, ePad LS offers exceptional data security that is designed to meet or exceed compliance requirements with respect to internal business processes as well as state and federal legislation. In addition, ePad LS's versatile design features offer bidirectional color display, support for rich text formats and brilliant color screens allowing additional marketing messages.

- SEPTEMBER 16, 2006 - INTERLINK ELECTRONICS INTRODUCES WORLD'S FIRST BLUETOOTH MEDIA REMOTE CONTROL FOR NOTEBOOK COMPUTERS WITH EXPRESSCARd
         - Combining the wireless freedom of Bluetooth with the convenience of a rechargeable battery, Interlink Electronics' new Express Card Media Remote for Bluetooth allows the user to control entertainment software within a wireless range of up to 30 feet. The remote conveniently fits into the ExpressCard slot which is featured in many new generation notebooks such as Microsoft Windows XP Media Center and Dell's Media Experience.

-        AUGUST 9, 2006 - INTERLINK  ELECTRONICS'  MICRONAV  TECHNOLOGY  CREATES
         INNOVATIVE  USER  TOUCHPAD  FOR NEW  BENQ-SIEMENS  SL91 MOBILE  PHONE -
         BenQ-Siemens has selected Interlink Electronics' transparent MicroNav sensor to enable a unique backlit user keypad to be integrated into its new SL91 mobile phone.


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-        JUNE  7,  2006  -  INTERLINK   ELECTRONICS  UNVEILS  REVOLUTIONARY  NEW
         PRESENTATION REMOTE CONTROLS AND OEM TECHNOLOGY AT INFOCOMM - A new version of RemotePoint Navigator, Interlink's best-selling presentation remote control, featuring a fresh contemporary styling and the new version of Presentation PilotPro, was unveiled at Infocomm in Orlando Florida.

- MAY 3, 2006 - INTERLINK ELECTRONICS CREATES MUSIC CONTROL INTERFACE FOR LG'S NEW LG550 MOBILE PHONE - Interlink Electronics created a custom MicroNav Ring user interface to provide media content control for LG's new LG550 mobile phone. The integration of the MicroNav Ring into the LG design delivers quick menu search and one-touch item selection that consumers need to get instant access to stored digital music.

- APRIL 4, 2006 - INTERLINK ELECTRONICS ANNOUNCED MICRONAV DESIGN WIN TO SUPPLY INTERFACE FOR PANTECH'S NEW G-3600V MOBILE PHONE - The Pantech Group, now the top mobile phone handset vendor in the South Korean market, selected Interlink's MicroNav Ring technology to supply the user interface for it's new G-3600V mobile "music" phone. This patented MicroNav lighted scroll ring interface enables rapid menu scrolling and one-touch item selection maximizing the mobile phone's usability as a digital music player.

- MARCH 9, 2006 - INTERLINK ELECTRONICS INTRODUCES EPAD-INK PRO - Created to capture handwritten electronic signatures for high volume applications, Interlink announced the availability of ePad-ink Pro. ePad-ink Pro provides enhanced signature data encryption, increased pad surface durability and has a bidirectional pressure-sensitive screen that can display marketing messages to customers while capturing signatures. Interlink has partnered with NCR Corporation to utilize their patented data encryption process in its ePad electronic signature products, a feature that is fast becoming a requirement in the financial services industry.

- MARCH 6, 2006 - ELECTRONIC DESIGN NEWS (EDN) NAMES INTERLINK ELECTRONICS' MICRONAV(TM) RING TO ITS HOT 100 PRODUCTS OF THE YEAR - Interlink Electronics' MicroNav Ring is a proprietary interface product that provides intuitive menu scrolling to enhance the usability of handheld electronic devices. The MicroNav Ring circular scrolling interface solution offers unique advantages to consumers and design engineers.
          MicroNav is also cost-effective, very low power and versatile, supports direct integration with the device host processor and allows the use of metallic actuators, EL and LED lighting.

         ABOUT INTERLINK ELECTRONICS, INC.

Interlink Electronics, Inc. (OTC: LINK.PK), is a global leader in the design, development and manufacture of intuitive human interface products and technologies. Setting tomorrow's standards for electronic signature and e-notarization products, advanced remote controls and


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consumer electronics  interface  solutions,  Interlink has established itself as one of the world's leading innovators of intuitive interface design. With more than 80 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Taiwan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. THE FOLLOWING ARE AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS: THE SUFFICIENCY OF CASH, CREDIT LINES AND OTHER SOURCES TO FINANCE OUR OPERATIONS, BUSINESS CONDITIONS AND GROWTH IN THE ELECTRONICS INDUSTRY AND GENERAL ECONOMIES, BOTH DOMESTIC AND INTERNATIONAL; LOWER THAN EXPECTED CUSTOMER ORDERS; DELAYS IN RECEIPT OF ORDERS OR CANCELLATION OF ORDERS; COMPETITIVE FACTORS, INCLUDING INCREASED COMPETITION, NEW PRODUCT OFFERINGS BY COMPETITORS AND PRICE PRESSURES; THE AVAILABILITY OF THIRD PARTY PARTS AND SUPPLIES AT REASONABLE PRICES; CHANGES IN PRODUCT MIX; SIGNIFICANT QUARTERLY PERFORMANCE FLUCTUATIONS DUE TO THE RECEIPT OF A SIGNIFICANT PORTION OF CUSTOMER ORDERS AND PRODUCT SHIPMENTS IN THE LAST MONTH OF EACH QUARTER; AND PRODUCT SHIPMENT INTERRUPTIONS DUE TO MANUFACTURING PROBLEMS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT REGARDING INTERLINK'S FINANCIAL RESULTS, INDUSTRY AND REVENUE TRENDS, THE FILING OF REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND FUTURE BUSINESS ACTIVITIES SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS.


CONTACTS:

Investor Relations Contact:
Michelle Lockard
mlockard@interlinkelectronics.com
805-484-8855 ext. 114

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